Rocket Fuel to Acquire [x+1]
Combined Business Will Offer a Comprehensive Platform Consisting of SaaS-Based Marketing, Advertising and Data Management Solutions Across Paid and Owned Media
REDWOOD CITY, California -- August 5, 2014 – Rocket Fuel (NASDAQ: FUEL), a leading provider of artificial intelligence (AI) advertising solutions for digital marketers, and [x+1], Inc., a leading provider of programmatic marketing and data management solutions, announced today that they have entered into a definitive agreement under which Rocket Fuel will acquire [x+1] in a cash and stock transaction, with an enterprise value of approximately $230 million.
[x+1] is a pioneer in programmatic marketing, offering an advanced, multi-channel platform that enables marketers to leverage their data assets and optimize the customer experience across both paid and owned channels. The Company’s Origin Programmatic Marketing Hub features a leading self-serve data management platform (DMP), as well as media and website optimization solutions that are fueled by first-party customer data as well as third-party data. [x+1] is led by a seasoned team of brand and technology industry veterans, including Chief Executive Officer, John Nardone, and Founder and Chief Strategy Officer, Ted Shergalis, with approximately 200 employees based in New York, Connecticut, Michigan, Chicago and San Francisco.
“The addition of [x+1] will allow Rocket Fuel to expand its portfolio of solutions to a larger addressable market. The powerful combination of [x+1]’s marketing and data management platform (DMP) with our leading artificial intelligence (AI) and Big Data driven optimization technology, opens the door for new, innovative opportunities to improve marketing ROI for our customers,” said George John, Chairman and CEO of Rocket Fuel. “We look forward to welcoming the [x+1] employees, with whom we share a passion for solving tough problems for our customers, to our team. Through this merger of talent, we will be able to offer our customers a comprehensive platform to more easily leverage their growing digital data assets. Our combined technologies will deliver exceptional results across the spectrum of online and offline channels.”
“We are excited to join forces with Rocket Fuel, which has a proven track record of improving marketing ROI across multiple digital media channels,” said John Nardone, Chairman and CEO of [x+1].  “Our data management and marketing solutions are highly complementary to Rocket Fuel’s AI-powered advertising platform and this combination will allow us to offer customers a differentiated capability set across all owned and paid digital media.” Mr. Nardone will join Rocket Fuel as Executive Vice President and General Manager.
Transaction Benefits

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Provides CMOs a Unified Platform Enabling Integrated Storytelling Across All Digital Touchpoints. The powerful combination of data management, addressable multi-channel programmatic media, and site-side optimization empowers CMOs with a robust toolset to control the content, timing, and frequency of messaging to their customers on a global basis. This new offering enables marketing organizations to not only deliver the right ad at the right place and time, but also to streamline workflows and deliver one-to-one content at unprecedented scale.

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Achieves New Levels of Performance for Both Rocket Fuel’s and [x+1]’s clients. The integration of Rocket Fuel’s scalable data infrastructure and artificial intelligence driven optimization will bring new levels of performance to all channels and activation paths in the [x+1] platform, increasing return on advertising spend and return on marketing spend for [x+1]’s agency and enterprise customers. Further, integration of data from the [x+1] platform will enhance Rocket Fuel’s machine-learning media buying algorithms for better client performance.

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Expands Rocket Fuel’s Addressable Market Opportunity by Expanding Solution Suite to Address Needs of both Enterprise Advertisers and Agencies. The combination of Rocket Fuel’s award-winning Big Data and AI capabilities and [x+1]’s Data Management Platform and related programmatic advertising tools will enable Rocket Fuel to penetrate new customers and markets and broaden its relationships with existing clients. [x+1] brings dozens of direct client relationships, many of whom are Fortune 100 enterprise marketers with subscription-based, multi-year contracts.

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Extends Rocket Fuel Into New Channels and Accelerates Entry into the Digital Marketing Enterprise SaaS Market. [x+1] offers a leading self-serve marketing and data management solution that unites the organization, storage and activation of paid and owned channels on a single platform and helps marketers build a consistent end-to-end experience and stronger ROI across all digital channels – such as web, email, display, mobile, social, video, and emerging media. This new platform will propel Rocket Fuel’s entry into the digital marketing enterprise SaaS market.

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Leverages Rocket Fuel’s Global Sales and Marketing Infrastructure to Drive Growth. Through the acquisition, both companies will leverage Rocket Fuel’s significant global resources and existing customer base to scale overall market familiarity with and adoption of [x+1]’s data management platform, as well as the combined solution suite of both companies.

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Creates Foundation for Future Growth. The combined company will offer a unique and powerful suite of marketing and advertising tools tailored to a broad set of global advertisers, ranging from the Fortune 100 to mid-sized firms to SMBs as well as mid-sized and large agencies.

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Enhances Opportunities to Optimize Margin. The acquisition will accelerate and expand Rocket Fuel’s software licensing business, providing it with higher gross margins and more predictable recurring revenues.

Terms of the Transaction
Under the terms of the agreement, Rocket Fuel will pay $100 million in cash and approximately 5.4 million shares of Rocket Fuel common stock as consideration which, based on the average of the observed closing prices of Rocket Fuel common stock for the 20 trading days preceding the signing of the definitive agreement, represents an enterprise value of $230 million.
The transaction is subject to regulatory approvals and satisfaction of customary closing conditions, including Hart-Scott-Rodino clearance in the U.S. The transaction is anticipated to be closed in the fourth quarter of 2014.
Advisors
Citi is acting as the exclusive financial advisor to Rocket Fuel and Fenwick & West LLP is serving as legal counsel.  BMO Capital Markets is acting as the exclusive financial advisor to [x+1], with Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP serving as legal counsel.
About Rocket Fuel
Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and Japan. Customers trust Rocket Fuel's Advertising That Learns® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to financial services to retail. Rocket Fuel currently operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call1-888-717-8873.
About [x+1]
[x+1] is the leading provider of programmatic marketing and data management solutions. The [x+1] Origin Platform is a programmatic marketing hub that empowers brands to engage audiences in progressively relevant conversations across a full spectrum of paid and owned addressable channels.
[x+1] Origin Data Management Platform (DMP) and a wholly-integrated DSP blend first and third-party data with [x+1]’s Predictive Optimization Engine (POE™) to engage audiences across online display, mobile web, apps, email, site, and other digital channels. This is why the world’s best brands, including seven of the top financial services advertisers, rely on [x+1] for their programmatic marketing.

Origin is the only marketing platform rated by Forrester Research as a “Leader” in DMP and DSP technologies. The company is headquartered in New York City with offices in Connecticut, Illinois, Michigan and California.